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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               PIVOTAL CORPORATION
                               -------------------
             (Exact name of Registrant as specified in its charter)


         BRITISH COLUMBIA, CANADA                           NOT APPLICABLE
    ---------------------------------------             --------------------
          (State or jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                     Identification No.)

          300 - 224 WEST ESPLANADE
              NORTH VANCOUVER,
          BRITISH COLUMBIA, CANADA                              V7M 3M6
    ---------------------------------------             --------------------
   (Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                       Name of each exchange
            Title of each class                        on which each class is
            to be so registered                           to be registered
                   NONE                                     NOT APPLICABLE
    ---------------------------------------             --------------------
    ---------------------------------------             --------------------
    ---------------------------------------             --------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this
form relates:   333-82871   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                           COMMON SHARES, NO PAR VALUE
                           ---------------------------
                                (Title of Class)



                                  PAGE 1 OF 4.
                            EXHIBIT INDEX APPEARS AT
                          SEQUENTIALLY NUMBERED PAGE 4.



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Shares, no par value (the "Common Shares") of Pivotal Corporation (the "Registrant") contained in the Registrant's Registration Statement on Form F-1 (File No. 333-82871), filed with the Securities and Exchange Commission on July 14, 1999, as amended on July 28, 1999, under the heading "Description of Share Capital" on page 55 of the preliminary prospectus contained therein is hereby incorporated by reference.

ITEM 2. EXHIBITS.

         The following exhibits are filed as a part of this Registration
Statement:

EXHIBIT
 NUMBER    EXHIBIT DESCRIPTION

*1.        Memorandum and Articles of the Registrant, as currently in effect

*2. Form of Memorandum and Articles of the Registrant to be effective at closing of the initial public offering

*3.        Specimen of Common Share Certificate



--------------------

* Previously filed as an exhibit to the Registrant's Registration Statement on Form F-1 on July 14, 1999 (File No. 333-82871), as amended on July 28, 1999.



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                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    PIVOTAL CORPORATION

                                    By:    /s/ NORMAN B. FRANCIS
                                           ----------------------------------
                                    Name:  Norman B. Francis
                                    Title: President, Chief Executive Officer
                                           and Director


Dated: July 28, 1999


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                                  EXHIBIT INDEX


EXHIBIT
 NUMBER    EXHIBIT DESCRIPTION

*1.        Memorandum and Articles of the Registrant, as currently in effect

*2. Form of Memorandum and Articles of the Registrant to be effective at closing of the initial public offering

*3.        Specimen of Common Share Certificate




--------------------

* Previously filed as an exhibit to the Registrant's Registration Statement on Form F-1 on July 14, 1999 (File No. 333-82871), as amended on July 28, 1999.




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